Exhibit (6)(xxv)

Addendum to Management Agreement

between Lord Abbett Investment Trust and

Lord, Abbett & Co. LLC

Dated April 1, 2018

Lord, Abbett & Co. LLC and Lord Abbett Investment Trust on behalf of its series, Lord Core Fixed Income Fund (“Core Fixed Income Fund”), Lord Abbett Core Plus Bond Fund (“Core Plus Bond Fund”), Lord Abbett Income Fund (“Income Fund”), Lord Abbett Inflation Focused Fund (“Inflation Focused Fund”), and Lord Abbett Total Return Fund (“Total Return Fund”) (each, a “Fund”), do hereby agree that the annual management fee rate for each Fund stated in paragraph 2 of the Management Agreement dated October 20, 1993 (“the Agreement”), shall be amended as follows:

Core Fixed Income Fund:

0.24% on the first $1 billion of the Fund’s average daily net assets;

0.21% on the next $1 billion of the Fund’s average daily net assets; and

0.20% on the Fund’s average daily net assets over $2 billion.

Core Plus Bond Fund:

0.28% on the first $4 billion of the Fund’s average daily net assets;

0.26% on the next $11 billion of the Fund’s average daily net assets; and

0.25% on the Fund’s average daily net assets over $15 billion.

Income Fund:

0.38% on the first $3 billion of the Fund’s average daily net assets;

0.35% on the next $7 billion of the Fund’s average daily net assets; and

0.34% on the Fund’s average daily net assets over $10 billion.

Inflation Focused Fund:

0.30% on the first $2 billion of the Fund’s average daily net assets;

0.28% on the next $3 billion of the Fund’s average daily net assets; and

0.26% on the Fund’s average daily net assets over $5 billion.

Total Return Fund:

0.28% on the first $4 billion of the Fund’s average daily net assets;

0.26% on the next $11 billion of the Fund’s average daily net assets; and

0.25% on the Fund’s average daily net assets over $15 billion.

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For purposes of Section 15(a) of the Investment Company Act of 1940, as amended, this Addendum and the Agreement shall together constitute the investment advisory contract of each Fund.

LORD, ABBETT & CO. LLC

BY:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

LORD ABBETT INVESTMENT TRUST

BY:	/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary

Dated: April 1, 2018

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